Exhibit 10.2
SECURITY AGREEMENT
     AGREEMENT dated as of February 11, 2009, between JUNIPER CONTENT CORPORATION, a Delaware corporation (“Juniper”), FIRESTONE COMMUNICATIONS, INC., a Delaware corporation (“Firestone”), SORPRESA! RIGHTS LLC, a Delaware limited liability company (“Sorpresa! Rights” and together with Firestone, the “Subsidiaries,” and the Subsidiaries, together with Juniper, collectively referred to herein as the “Company”), each having an address at 521 Fifth Avenue, Suite 822, New York, New York 10175 and the persons and entities listed on Schedule I hereto, as Schedule I may be amended from time to time to include Additional Investors (as defined in Section 5.7) in accordance with Section 5.7 of this Agreement (the “Investors”).
W I T N E S S E T H:
ARTICLE I
THE SENIOR FINANCING/GRANT OF SECURITY INTEREST
     SECTION 1.1 Private Offering of Senior Notes. Concurrently with the execution of this Agreement, Juniper has consummated an initial closing of a private offering (“Offering”) of senior secured convertible notes in the aggregate principal amount of $900,000 (“Initial Notes”). Subsequent closings may take place at which Juniper may issue additional notes of like tenor to the Initial Notes (“Additional Notes”). At any subsequent closing of the Offering, the Additional Investors (as defined in Section 5.7) will become parties to this Agreement in accordance with Section 5.7. The Initial Notes and Additional Notes are hereinafter referred to collectively as the “Notes” and individually as a “Note.” This Security Agreement is being signed in connection with the Offering to secure the indebtedness underlying the Notes.
     SECTION 1.2 Notes. Concurrently with the execution of this Agreement, Juniper has executed and delivered to each Investor a Note in the principal amount of such Investor’s investment in the Offering.
     SECTION 1.3 Subsidiaries. The Subsidiaries hereby jointly and severally guarantee the full payment and performance of the Notes and are granting to the Investors the security interests created hereby in order to secure such guarantee.

     SECTION 1.4 Grant of Security Interest. In consideration of the receipt of the funds raised in the Offering and to secure Juniper’s obligation to repay to the Investors the principal amount and interest represented by the Notes, the Company hereby grants to the Investors a continuing first priority security interest in and to all of the assets of the Company, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including, but not limited to, all goods, equipment, inventory, documents, accounts, deposit accounts, chattel paper, instruments, investment property, money, contracts and rights to affiliates and subscribers, general intangibles (including, but not limited to, intellectual property and all rights relating to such intellectual property), credits, claims, demands and any other property, rights and interests of the Company, all substitutions and replacements therefor and all products and proceeds thereof, new value thereof or proceeds of insurance thereon (collectively, “Collateral”).
     The security interest granted herein to each Investor is an undivided interest in the Collateral as a tenant-in-common with every other Investor. Each Investor may realize upon the Collateral, subject to and in accordance with Section 4 hereof, to the extent of its Investment Percentage (as hereinafter defined) of the Collateral, as computed from time to time. The amount of each Investor’s “Investment Percentage” shall be the percentage computed by dividing the outstanding principal and interest owed to such Investor pursuant to its Note, by the aggregate outstanding principal and interest owed to all the Investors pursuant to the Notes.
     SECTION 1.5 Financing Statements. The Company shall, at its expense, execute, file, record and deliver to Investors (in such manner and form as the Investors shall reasonably require) any financing statements and any other documents, necessary or appropriate to preserve, perfect, validate or protect the security interest granted to the Investors hereunder against the claims of third parties and shall cause the same to be duly filed in all places necessary, including, without limitation, the U.S. Patent and Trademark Office, to perfect and/or record the security interest of the Investors in the Collateral. This shall include (a) all financing statements, (b) all carbon, photographic or other reproductions of financing statements or this Agreement (which shall be sufficient as a financing statement hereunder), (c) all endorsements to title to any vehicles or other Collateral as may be required in order to perfect the security interest therein, and (d) all specific assignments or other papers that may be necessary, or that the Investors may reasonably request, in order to create, preserve, perfect or validate any security interest or to enable the Investors to exercise and enforce their rights hereunder with respect to any of the Collateral. In the event that any recording or re-filing thereof (or filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such security interest, the Company, at its own cost and expense, shall cause the same to be re-recorded and/or re-filed at the time and in the manner requested by the Investors. The Company hereby authorizes the Investors to file or re-file any financing statements, continuation statements, amended statements and/or other customary instruments necessary to create, perfect, preserve or maintain the security interest granted hereunder which at any time may be required or appropriate. In addition, in the event and to the extent that any of Collateral consists of or is represented by instruments or other evidences of ownership such as would require physical possession of same in order to perfect the security interest therein, the Company will promptly upon request of the Investors, at its expense, deliver same to a designee of the Investors, as escrow agent, with any necessary endorsements thereon or powers annexed thereto.
     SECTION 1.6 Assignment. The rights under this Agreement and the security interest granted hereby only may be assigned or transferred by an Investor together with the Note in accordance with the terms thereof.
ARTICLE II
REPRESENTATIONS OF THE COMPANY
     SECTION 2.1 In order to induce the Investors to lend money to Juniper and purchase the Notes, the Company hereby represents and warrants to the Investors as follows:
          (a) Juniper has full power to execute and deliver the Notes, and the Company has full power to execute and deliver the other agreements, instruments and documents contemplated hereby and thereby, including without limitation a Uniform Commercial Code Financing Statement (collectively the “Other Security Documents”), and to incur and perform all the obligations provided for herein and therein.

          (b) The obligations of the Company under this Agreement constitute, and the obligations of the Company under the Other Security Documents when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of the Company ranking senior in all respects with all other obligations of the Company and enforceable in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
          (c) Except as set forth on Schedule 2.1(c), the Company is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will violate any law or regulation, or any order or decree of any court or governmental authority, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which the Company may be bound, or result in the creation or imposition of any lien, claim or encumbrance upon any property of Company.
          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement or the matters contemplated herein and for the Investors to enjoy the benefits conferred hereby except such filings as may be necessary to perfect the security interest granted the Investors hereunder and under the Other Security Documents.
          (e) The Company is the sole beneficial owner of the Collateral. The lien granted by the Company to the Investors in the Collateral is a first priority security interest. There are no other mortgages, pledges, liens, security interests, claims, encumbrances or charges of any kind (“Encumbrances”) on any of the Collateral, other than the liens permitted by Section 3.2(b) hereof.
          (f) The issuance of the Notes and the granting of a security interest in the Collateral to the Investors are contemporaneous exchanges for new value given by the Investors to Juniper in an amount equivalent to the value given by Juniper to the Investors.
          (g) Except as set forth on Schedule 2.1(g), no material default or impairment exists, and no event which with notice or the passage of time or both, would constitute a default under, or impairment of, the Collateral by any party thereto, and there are no material offsets, claims or defenses against the obligations evidenced by the Collateral.
ARTICLE III
COVENANTS
     SECTION 3.1 Affirmative Covenants. The Company hereby covenants that so long as this Agreement remains in effect or any amount due hereunder or under the Notes remains outstanding and unpaid, it will, unless otherwise consented to in writing by any Investor or Investors holding Notes evidencing, in the aggregate, an amount equal to not less than 50.1% of the aggregate principal amount of all Notes then outstanding (“Majority Consent of the Note holders”):
          (a) Do all things necessary to preserve and keep in full force and effect its legal existence, including, without limitation, all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; and continue to engage in business of the same general type as conducted as of the date hereof; and (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;
          (b) Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles of the United States (“GAAP”);
          (c) Comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it (collectively, “Requirements”) of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Company or any of its properties, except where the failure to so comply would not have a material adverse effect (“Material Adverse Effect”) on the Company or any of its properties; provided, however, that nothing provided herein shall prevent the Company from contesting the validity or the application of any Requirements;
          (d) Keep and maintain complete, proper and accurate records and books of account with respect to its business activities and the Collateral, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of each Investor;
          (e) Notify the Investors in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced against the Company which involves a claim in excess of $50,000;
          (f) Promptly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by GAAP;
          (g) Maintain at all times, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time make all needful and proper repairs, renewals, replacements and improvement thereof as shall be reasonably required in the conduct of its business;
          (h) To the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;
          (i) Defend the title to the Collateral against all persons and against all claims and demands whatsoever;
          (j) Keep the Collateral free and clear of all further Encumbrances except as authorized herein;
          (k) On at least twenty (20) days notice in writing by the Investors, furnish further assurance of title, execute any reasonable written agreement or do any other acts reasonably necessary to effectuate the purposes and provisions of this Agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of the Investors in the Collateral and pay all costs of filing in connection therewith;
          (l) Retain possession of the Collateral and not remove, sell, exchange, assign, loan, deliver, lease, license, mortgage or otherwise dispose of same outside of the ordinary course of business;
          (m) Promptly give notice in writing to the Investors of the occurrence of any default or Event of Default (as hereinafter defined) under this Agreement or of any default under any other material instrument or agreement to which it is a party;
          (n) Timely file and pay all fees, including renewal fees, required for the maintenance and preservation of the Company’s registered trademarks; and
          (o) Upon the occurrence and during the continuance of any Event of Default, upon the request of the Investors, promptly notify (and the Company hereby authorizes the Investors so to notify) each account debtor in respect of any account or instrument that the Collateral has been assigned to the Investors, or their designee(s), hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Investors or any designee(s) specified by the Investors.
     SECTION 3.2 Negative Covenants. The Company hereby covenants that so long as this Agreement remains in effect or any amount due hereunder or under the Notes remains outstanding and unpaid, it will not, unless otherwise consented to in writing by the Majority Consent of the Note holders:
          (a) Create, incur, assume or suffer to exist, any indebtedness (institutional or otherwise) except (i) under the Notes or (ii) which is subordinate in right of payment to the Notes;
          (b) Create, incur, assume or suffer to exist, any Encumbrance upon any of its property (tangible or intangible) or assets, income or profits secured hereunder, whether now owned or hereafter acquired, except for (i) liens contemplated by this Agreement and the Other Security Documents; (ii) statutory liens; (iii) purchase money liens and other liens granted in the ordinary course of business on equipment, fixtures and similar property; and (iv) liens which, singly or in the aggregate, would not be reasonably expected to have a Material Adverse Effect;
          (c) Guarantee, assume or otherwise become responsible for (directly or indirectly) the indebtedness for borrowed funds, performance, obligations, of any person, or the agreement by the Company or any of its subsidiaries to do any of the foregoing;
          (d) Except for the Company’s existing obligations with respect to its outstanding classes of preferred stock, declare or pay, directly and indirectly, any dividends or make any distributions, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock, except for dividends payable in shares of common stock or preferred stock;
          (e) Consummate any merger, combination or consolidation involving the Company (whether in one transaction or a related series of transactions) in which the Company is not the surviving entity, or the Company is the survivor but the owners of the voting stock of the Company before the transaction own less than 50% of the voting stock of the Company after the transaction, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a related series of transactions) all or substantially all of its consolidated properties or assets (whether now owned or hereafter acquired);
          (f) Purchase or acquire any stock, obligations, assets or securities of, or any interest in, or make any capital contribution or loan or advance of money, credit or property to, any other person (excluding, for the purposes hereof, customary advances made to the Company’s officers, director and employees to cover business expenses), or make any other investments, except that the Company may purchase or acquire (i) other businesses, whether by asset or stock acquisition or merger; (ii) existing subsidiaries or subsidiaries formed for the purposes of facilitating acquisitions or carrying out the ordinary business of the Company; (iii) certificates of deposits of any commercial banks registered to do business in any state of the United States having capital and surplus in excess of $50,000,000; (iv) readily marketable, direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States; and (v) investments in prime commercial paper; provided, however, that in each case mentioned in (iii), (iv) or (v) above, such obligations shall mature not more than 180 days from the date of acquisition thereof; and
          (g) Sell, transfer, discount or otherwise dispose of any claim or debt owing to it, including, without limitation, any notes, accounts receivable or other rights to receive payment, except for reasonable consideration and in the ordinary course of business.
     SECTION 3.3 Additional Documents. The Company shall, from time to time, at its expense, execute, deliver, file, and record any statement, assignment, instrument, document, agreement, or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC) that the Investors may from time to time reasonably determine to be necessary or desirable in order to create, preserve, perfect, confirm, or validate the security interests or to enable the Investors to obtain the full benefits of this Agreement, or to enable the Investors to exercise and enforce any of their rights, powers, and remedies hereunder with respect to any of the Collateral. To the extent permitted by law, the Company hereby authorizes the Investors to file financing statements or continuation statements. The Company agrees that a carbon, photographic, or other reproduction of this Security

Agreement or of a financing statement is sufficient as a financing statement. The Company shall pay the reasonable costs of or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.
     SECTION 3.4 Additional Information. The Company shall, promptly upon request, provide to the Investors all information and evidence they may reasonably request concerning the Collateral, and in particular the accounts, to enable the Investors to enforce the provisions of this Agreement.
     SECTION 3.5 Material Loss. The Company will immediately notify the Investors of any event causing a material loss or diminution in the value of the Collateral, and the amount (or the Company’s best estimate of the amount) of such loss or diminution.
     SECTION 3.6 Investors’ Covenant to Release Lien. The Investors hereby acknowledge and agree that the Company may file a UCC Financing Statement Amendment (Form UCC-3) to release the lien over the equipment and furnishings located at the Company’s offices in order to facilitate a termination, sublease or assignment of the lease covering such premises, provided the Company has first obtained the Majority Consent of the Note holders, such consent not to be unreasonably withheld.
ARTICLE IV
DEFAULT; ACCELERATION
     SECTION 4.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:
          (a) the Company shall (i) fail to pay any amounts owed under the Notes when due (provided such failure has not been cured within 10 days after notice thereof) or (ii) have an event of default occur and be continuing under documents evidencing, in the aggregate, indebtedness of the Company in an amount greater than $250,000 (other than the Notes) such that the holders of such indebtedness have declared the outstanding principal and accrued interest to be immediately due and payable; or

          (b) if the Company shall:
               (i) admit in writing its inability to pay its debts generally as they become due;
               (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;
               (iii) make an assignment for the benefit of creditors;
               (iv) consent to the appointment of a receiver of the whole or any substantial part of its assets;
               (v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or
                    (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;
          (c) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of the Company’s assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof;
          (d) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Company’s assets and such custody or control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control; or
          (e) the Company shall default (and not cure within 10 days after written notice of such default) in the performance of, or violate any material representation or warranty contained in this Agreement, the Securities Purchase Agreement pursuant to which the Notes were issued or in any written statement pursuant thereto or hereto, or any report, financial statement or certificate made or delivered to the Investors by the Company shall be untrue or incorrect in any material respect, as of the date when made or deemed made.
     SECTION 4.2 Acceleration. In addition to any other remedies provided by the Notes, upon the occurrence of an Event of Default, the Investors may, by notice to the Company, take any or all of the following actions, without prejudice to the rights of the holders of any Other Notes, to enforce the Investors’ claims against the Company: (i) declare the principal of and any accrued interest and all other amounts payable under the Notes to be due and payable, whereupon the same shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (ii) enforce or cause to be enforced any remedy provided under this Agreement or the Other Security Documents, or (iii) exercise any other remedies available at law or in equity, including specific performance of any covenant or other agreement contained in this Agreement. In addition to any other remedies provided by the Notes, upon the occurrence of an Event of Default as set forth in Section 4.1 of this Agreement, then without prejudice to the rights and remedies specified in clause (iii) above, the Notes and other obligations of the Company pursuant to this Agreement shall automatically be immediately due and payable with interest and other fees, if any, thereon without notice, demand or any other act by any Investor.
     SECTION 4.3 Remedies.
          (a) On the occurrence of an Event of Default and/or acceleration pursuant to Section 4.2, the Investors shall have the following rights and remedies, which are cumulative in nature and are in addition to the rights set forth in the Notes and shall be immediately available to the Investors:
                    (i) All rights and remedies provided by law, including but not limited to those provided by the Uniform Commercial Code, and equitable remedies for specific performance and injunctive relief;
               (ii) All rights and remedies provided in this Agreement; and
               (iii) All rights and remedies provided in the Notes and Other Security Documents.

          (b) Upon any default by the Company hereunder, the Investors shall have all the rights, remedies and privileges with respect to repossession, retention, use and sale of any or all of the Collateral of the Company and disposition of the proceeds as are accorded by the applicable sections of the Uniform Commercial Code.
          (c) Upon any default by the Company hereunder and upon demand of the Investors, the Company shall assemble the Collateral and make it available to the Investors at the place and at the time designated in the demand and shall otherwise use its commercially reasonable efforts to cooperate in all material respects with the Investors in exercising their rights and remedies hereunder and under the Other Security Documents.
          (d) In the event that the Investors shall at any time be required to take action to defend the security interest granted hereunder, or the Company shall fail to satisfy its obligations under this Agreement, then the Investors shall have the right, but shall not be obligated, to take such steps and make such payments as may be required in order to effect compliance, and the Investors shall have the right either to demand and receive immediate reimbursement from the Company for all costs and expenses incurred by the Investors in connection therewith, and/or to add such costs and expenses to the Company’s obligations hereunder.
          (e) The Company hereby irrevocably appoints the Investors the true and lawful attorney for the Company, with full power of substitution, in the name of the Company, the Investors or otherwise, for the sole use and benefit of the Investors, but at the Company’s expense, to the extent permitted by law to exercise, at any time and from time to time during the continuance of an Event of Default, any or all of the following powers with respect to any or all of the Collateral (which powers shall be in addition and supplemental to any powers, rights and remedies of the Investors described herein):
               (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

                    (ii) to receive, take, endorse, assign and deliver any and all checks, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Investors in connection therewith;
               (iii) to settle, compromise, discharge, extend, compound, prosecute or defend any action or proceeding with respect thereto;
                    (iv) to sell, transfer, assign or otherwise deal in or with same, or the proceeds or avails thereof, or any goods securing the Collateral accounts, as fully and effectually as if the Investors were the absolute owner thereof;
                    (v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and
               (vi) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon.
Anything hereinabove contained to the contrary notwithstanding, the Investors shall give the Company not less than ten (10) days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Investors and the Company hereby agree that such notice constitutes “reasonable notification” within the meaning of Section 9-610 of the Uniform Commercial Code.
     SECTION 4.4 Security Interest Absolute.
          (a) All rights of the Investors hereunder, and all obligations of Company hereunder, shall be absolute and unconditional irrespective of:
                    (i) any change in the time, manner or place of payment of. or in any other term of the agreements between the parties or the secured obligations created hereunder, or any renewal, modification, reinstatement, restatement or extension of the agreements between the parties or the secured obligations created hereunder or any other amendment or waiver of or any consent to any departure from this Agreement or any other agreement or instrument;

               (ii) any sale, exchange, release or non-perfection of any of the Collateral; or
               (iii) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Company in respect of any agreements between the parties or the secured obligations created hereunder.
ARTICLE V
MISCELLANEOUS
     SECTION 5.1 Notices. Any and all notices, requests, demands, consents, approvals or other communications required or permitted to be given under any provision of this Agreement shall be in writing and shall be deemed given upon personal delivery or the mailing thereof by first class, registered or certified mail, return receipt requested, postage prepaid, by telecopier or facsimile, by e-mail transmission, or by overnight delivery service or by courier service to the addresses listed at the head of this Agreement with respect to the Company and with respect to the Investors to the respective addresses and/or telecopier/facsimile numbers listed on Schedule I hereto. Any party may change its address for the purposes of this Agreement by notice to the other party given as aforesaid.
     SECTION 5.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Investors, any right, power or privilege hereunder or under the Notes or any Other Security Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No modification, or waiver of any provision of this Agreement or the Notes, no consent to any departure by the Company from the provisions hereof or thereof shall be effective unless the same shall be effective only in the specific instance and for the purpose for which it is given. The provisions set forth in Articles III and IV of this Agreement may be waived by written Majority Consent of the Note holders. No notice to the Company shall entitle the Company to any other or further notice in other or similar circumstances unless expressly provided for herein. No course of dealing between the Company and the Investors shall operate as a waiver of any of the rights of the Investors under this Agreement.
     SECTION 5.3 Captions. The captions of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience, and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.
     SECTION 5.4 Payment of Fees. The Company agrees to pay all reasonable costs and expenses of the Investors in enforcing or preserving any of the rights and remedies available to the Investors under this Agreement, the Notes or under any other documents, instruments or writings executed and delivered to the Investors in connection herewith including, without limitation, legal fees, costs and disbursements of one counsel appointed by the Investors in the enforcement thereof.
     SECTION 5.5 Liability for Deficiency. The Company shall remain liable for any deficiency relating to the obligations underlying the Notes resulting from a sale of the Collateral and shall pay any such deficiency forthwith on demand.
     SECTION 5.6 Survival of Agreements. All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the Notes and the Other Security Documents, and shall continue in full force and effect until the indebtedness of Juniper under the Notes and all other obligations hereunder and thereunder have been paid in full. The provisions of Section 1.3 shall survive the exercise of the Investors’ rights under the Notes.
     SECTION 5.7 Additional Investors. In the event that, at any time or from time to time, Juniper holds an additional closing with respect to the Offering and issues Additional Notes to additional investors (collectively the “Additional Investors” and individually an “Additional Investor”), as a condition precedent to such closing and Note issuance, the Company shall countersign a copy of this Agreement with each Additional Investor and each such Additional Investor shall agree to sign a copy of this Agreement (for and on behalf of himself or itself, his or its legal representatives and his or its transferees and assigns) thereby agreeing to be bound by all applicable provisions of this Agreement as a party hereto and in the capacity of an Investor. Except as provided herein, upon any such additional closing with respect to the Offering and Note issuance, all references herein to the Investors or to any Investor shall thereafter be deemed to include such Additional Investor, and upon such closing, each such Additional Investor shall be added to Schedule I.
     SECTION 5.8 Amendments. Except as set forth above in Section 5.7, the Company and Investors may amend this Agreement only by written agreement between the Company and the Investors upon receipt of written Majority Consent of the Note holders; provided, that no such amendment shall have the effect of modifying in any manner the definition of “Majority Consent of the Note holders” set forth in Section 3.1.
     SECTION 5.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Investors and their respective successors and assigns, except that the Company may not transfer or assign any of its rights or interests hereunder without the prior written Majority Consent of the Note holders. An Investor may assign this Agreement and its rights or interests hereunder in accordance with Section 1.5 hereof.
     SECTION 5.10 Construction of Agreement; Jurisdiction and Venue. This Agreement, the Notes and Other Security Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to principles of conflicts of law. THE COMPANY AND EACH INVESTOR, IN ANY LITIGATION IN WHICH ANY INVESTOR OR THE COMPANY SHALL BE AN ADVERSE PARTY, WAIVES TRIAL BY JURY, WAIVES THE RIGHT TO CLAIM THAT A FORUM OR VENUE SPECIFIED HEREIN IS AN INCONVENIENT FORUM OR VENUE AND WAIVES THE RIGHT TO INTERPOSE ANY SETOFF, DEDUCTION OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, AND IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE NEW YORK STATE SUPREME COURT, COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE COMPANY AND EACH INVESTOR FURTHER AGREE

TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED UPON THEM IN ANY SUCH SUIT, ACTION OR PROCEEDING REGISTERED MAIL TO THE ADDRESS AS SET FORTH ON THE COVER OF THIS AGREEMENT WITH RESPECT TO THE COMPANY AND ON SCHEDULE I HERETO WITH RESPECT TO THE INVESTORS. If any of the provisions of this Agreement shall be or become illegal or unenforceable under any law, the other provisions shall remain in full force and effect.
     SECTION 5.11 Interest. Anything in the Agreement, the Notes or the Other Security Documents to the contrary notwithstanding, the Investors shall not charge, take or receive, and the Company shall not be obligated to pay, interest in excess of the maximum rate from time to time permitted by applicable law.
     SECTION 5.12 Currency. All amounts of currency expressed hereunder or under the Notes or the Other Security Documents shall refer to United States dollars.
     SECTION 5.13 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

JUNIPER CONTENT CORPORATION

By:

Name:
Title:

FIRESTONE COMMUNICATIONS, INC.

By:

Name:
Title:

SORPRESA! RIGHTS LLC

By:

Name:
Title:

INVESTORS LISTED ON SCHEDULE I

[COUNTERPART SIGNATURE PAGE]
     IN WITNESS WHEREOF, the following party hereto has executed this Security Agreement, dated as of                     , 2009, indicating its intent to be bound by the terms and conditions of the Security Agreement, as of the date set forth below.

[NAME OF INVESTOR]

Date:	By:
Name:
Title:
Address for Notices:

ACCEPTED AS OF

,	2009

JUNIPER CONTENT CORPORATION

By:

Name:
Title:

SCHEDULE I
LIST OF INVESTORS

Telephone and
Name	Address	Facsimile Number

i